EXHIBIT 15.1

MAP OF ONTARIO AND QUEBEC INCLUDING THE KPM, GLASS, TODD, MASKOOTCH, KELL MINE, SILVER STRIKE, SILVERCLAIM, THOMPSON, AJAX, STRATHY, BANTING CHAMBERS, MENNIN LAKE, FRIPP, HUNTER GOLD, CHAPLEAU AND WILLET PROPERTIES IN ONTARIO AND THE MAGNUM PROPERTY IN QUEBEC